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                                          FIRST CHARTER CORPORATION Exhibit 11.1

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                                          Years Ended December 31,
                                                                                         1996                  1995

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NET INCOME PER SHARE COMPUTED AS FOLLOWS:

PRIMARY:

1.    Net income......................................................             $    8,852,873         $   7,003,062
2.    Weighted average common shares outstanding......................                  6,290,176             6,227,851
3.    Incremental shares under stock options
         computed under the treasury stock method
         using the average market price of issuer's
         stock during the periods.....................................                     37,066                56,074
4.    Weighted average common shares and common
         equivalent shares outstanding................................                  6,327,242             6,283,925
5.    Net income per share............................................     $                 1.40  $               1.11
         (Item 1 Divided by Item 4)


FULLY DILUTED:
1.    Net income......................................................     $            8,852,873  $          7,003,062
2.    Weighted average common shares outstanding......................                  6,290,176             6,228,139
3.    Incremental shares under stock options
         computed under the treasury stock method
         using the higher of the average or ending
         market price of issuer's stock at the end
         of the periods...............................................                     44,605                67,833
4.    Weighted average common shares and common
         equivalent shares outstanding................................                  6,334,781             6,295,972
5.    Net income per share............................................     $                 1.40  $               1.11
         (Item 1 Divided by Item 4)







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FIRST CHARTER CORPORATION                                                               Exhibit 11.1
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS                                   (Continued)



                                                                                                 Year Ended
                                                                                               December 31,

                                                                                                   1994

NET INCOME PER SHARE COMPUTED AS FOLLOWS:
PRIMARY:

1.    Net income....................................................................       $      6,569.674
2.    Weighted average common shares outstanding....................................              6,238,297
3.    Incremental shares under stock options
         computed under the treasury stock method
         using the average market price of issuer's
         stock during the periods...................................................                 42,421
4.    Weighted average common shares and common
         equivalent shares outstanding..............................................              6,280,718
5.    Net income per share..........................................................       $           1.05
         (Item 1 Divided by Item 4)


FULLY DILUTED:
1.    Net income....................................................................       $      6,569,674
2.    Weighted average common shares outstanding....................................              6,234,300
3.    Incremental shares under stock options
         computed under the treasury stock method
         using the higher of the average or ending
         market price of issuer's stock at the end
         of the periods.............................................................                 46,718
4.    Weighted average common shares and common
         equivalent shares outstanding..............................................              6,281,018
5.    Net income per share..........................................................       $           1.05
         (Item 1 Divided by Item 4)
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